                                                                    Exhibit 10.1

                                                               Execution Version

                             STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

                             MICRON HOLDINGS, INC.,

                         GS CAPITAL PARTNERS 2000, L.P.,

                    GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

              GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG,

                  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

                GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.,

                      TRANSPORTATION RESOURCE PARTNERS, LP,

                         TRP AUTOCAM HOLDINGS I, L.L.C.

                         TRP AUTOCAM HOLDINGS II, L.L.C.

                                       AND

                                 JOHN C. KENNEDY

                            DATED AS OF JUNE 21, 2004

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
Section 1.        Certain Definitions...............................................     2

Section 2.        Methodology for Calculations......................................     5

Section 3.        Corporate Governance..............................................     5

Section 4.        Restrictions on Transfers of Stock by Stockholders................    11

Section 5.        Rights of First Offer.............................................    12

Section 6.        Tag-Along Rights..................................................    14

Section 7.        Drag-Along Rights.................................................    16

Section 8.        Certain Rights upon Termination of Employment.....................    17

Section 9.        Equal and Ratable Treatment of Stockholders.......................    19

Section 10.       Pre-Emptive Rights................................................    19

Section 11.       Equity Issuances..................................................    20

Section 12.       Legend............................................................    21

Section 13.       Representations and Warranties....................................    21

Section 14.       Duration of Agreement.............................................    22

Section 15.       Further Assurances................................................    22

Section 16.       Amendment and Waiver..............................................    22

Section 17.       Entire Agreement..................................................    23

Section 18.       Successors and Assigns............................................    23

Section 19.       Severability......................................................    23

Section 20.       Remedies..........................................................    23

Section 21.       Notices...........................................................    23

Section 22.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial...    25

Section 23.       Descriptive Headings..............................................    25

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

Section 24.       Construction......................................................    25

Section 25.       Survival of Representations and Warrants..........................    25

Section 26.       No Inconsistent Agreements........................................    25

Section 27.       Counterparts......................................................    25

                             INDEX OF DEFINED TERMS

                                           SECTION
                                     -------------------
Acquisition Sub...................   Recitals
Affiliate.........................   Section 1
Agreement.........................   Preamble
Ancillary Documents...............   Section 1
Applicable Valuation Date.........   Section 1
Autocam...........................   Section 1
Board.............................   Section 1
Business Day......................   Section 1
Call Option.......................   Section 8(a)
Call Option Notice................   Section 8(b)
Call Option Stock.................   Section 8(a)
Cause.............................   Section 8(a)
Common Stock......................   Section 1
Common Stock Equivalents..........   Section 1
Company...........................   Preamble
Contribution Agreement............   Recitals
Defaulting Stockholder............   Section 5(c)
Designating Parties...............   Section 3.1(a)(iii)
Director..........................   Section 1
Drag-Along Notice.................   Section 7(b)
Drag-Along Transferee.............   Section 7(a)
Exchange Act......................   Section 1
Excluded Securities...............   Section 1
Exit Sale.........................   Section 7(a)
Fair Market Value.................   Section 1
Family Member.....................   Section 1
First Offer.......................   Section 5(a)
First Offer Acceptance Period.....   Section 5(a)
First Offer Notice................   Section 5(a)
First Offer Stock.................   Section 5(a)
First Offer Stockholder...........   Section 5(a)
FMV Board.........................   Section 1
Group.............................   Section 1
GS Direct.........................   Preamble
GSCP 2000.........................   Preamble
GSCP Designating Party............   Section 3.1(a)(i)
GSCP Directors....................   Section 3.1(a)(i)
GSCP Employee.....................   Preamble
GSCP Germany......................   Preamble
GSCP Offshore.....................   Preamble
GSCP Parties......................   Preamble
Initial Stockholders..............   Preamble
Issuance..........................   Section 1
Issue.............................   Section 1
Kennedy...........................   Preamble
Kennedy Director..................   Section 3.1(a)(iii)
Kennedy Employment Agreement......   Section 1
Litigation........................   Section 1
Major Actions.....................   Section 3.8(b)
Management Services Agreement.....   Section 1
Merger............................   Recitals
Merger Agreement..................   Recitals
New Securities....................   Section 10
Non-Voting Observer...............   Section 3.4
Offered New Securities............   Section 10(a)
Other Stockholders................   Section 1
Oversubscribed Stockholder........   Section 5(b)
Permitted Transfer................   Section 1
Person............................   Section 1
Plan Options......................   Section 1
Preemptive Offer..................   Section 10(a)
Preemptive Offer Period...........   Section 10(a)
Preemptive Stockholder............   Section 10(a)
Pro Rata Share....................   Section 10(a)
Proportionate Percentage..........   Section 1
Qualified IPO.....................   Section 1
Registration Rights Agreement.....   Section 1
Regulatory Laws...................   Section 5(e)
Remaining New Securities..........   Section 10(c)(i)
Remaining Stock...................   Section 5(b)
Section 10 Notice of Acceptance...   Section 10(b)
Section 10 Offer Notice...........   Section 10(a)
Securities Act....................   Section 1
Stock.............................   Section 1
Stockholders......................   Section 1
Subject Stock.....................   Section 5(a)
Subscription Agreements...........   Recitals
Subsidiary........................   Section 1
Tag-Along Notice..................   Section 6(a)
Tag-Along Offer...................   Section 6(a)
Tag-Along Offeror.................   Section 6(a)
Tag-Along Period..................   Section 6(a)
Titan.............................   Recitals
Transfer..........................   Section 1
Transfer Period...................   Section 5(d)

TRP.....................   Preamble
TRP Designating Party...   Section 3.1(a)(ii)
TRP Directors...........   Section 3.1(a)(ii)
TRP Holdings I..........   Preamble
TRP Holdings II.........   Preamble
TRP Parties.............   Preamble
Voting Shares...........   Section 1

                             STOCKHOLDERS' AGREEMENT

            THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of June 21, 2004 by and among MICRON HOLDINGS, INC., a Delaware corporation (the "Company"), GS CAPITAL PARTNERS 2000, L.P., a Delaware limited partnership ("GSCP 2000"), GS CAPITAL PARTNERS 2000 OFFSHORE, L.P., a Cayman Islands exempt limited partnership ("GSCP Offshore"), GS CAPITAL PARTNERS 2000 GmbH & Co. BETEILIGUNGS KG, a German limited partnership ("GSCP Germany"), GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P., a Delaware limited partnership ("GSCP Employee"), GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P., a Delaware limited partnership ("GS Direct", and collectively with GSCP 2000, GSCP Offshore, GSCP Germany and GSCP Employee, the "GSCP Parties"), TRANSPORTATION RESOURCE PARTNERS, LP, a Delaware limited partnership ("TRP"), TRP AUTOCAM HOLDINGS I, L.L.C., a Delaware limited liability company ("TRP Holdings I"), TRP AUTOCAM HOLDINGS II, L.L.C., a Delaware limited liability company ("TRP Holdings II", and collectively with TRP and TRP Holdings I, the "TRP Parties"), and JOHN C. KENNEDY, an individual ("Kennedy", and collectively with the GSCP Parties and the TRP Parties, the "Initial Stockholders")

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2004, as amended (the "Merger Agreement"), by and among the Company, Micron Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Acquisition Sub") and Titan Holdings, Inc., a Delaware corporation ("Titan"), Acquisition Sub will merge with and into Titan with Titan remaining as the surviving corporation and a wholly owned subsidiary of the Company (the "Merger");

            WHEREAS, immediately after the effective time of the Merger, Micron Notes Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, will merge with and into Autocam Corporation, a Michigan corporation and a wholly owned subsidiary of the Company ("Autocam", pursuant to an Agreement and Plan of Merger entered into by such parties;

            WHEREAS, each of the GSCP Parties and TRP Parties is concurrently herewith entering into Subscription Agreements with the Company (the "Subscription Agreements"), and Kennedy is entering into a Contribution and Subscription Agreement (the "Contribution Agreement") pursuant to which the Company will issue, and each such party will purchase, shares of common stock, par value $.01 per share, of the Company;

            WHEREAS, the Initial Stockholders, in the aggregate, will own all of the issued and outstanding shares of capital stock of the Company immediately following consummation of the transactions contemplated by the Subscription Agreements and the Contribution Agreement;

            WHEREAS, certain of the Initial Stockholders and their Affiliates or members are entering into Management Rights Letters with the Company, Titan and Autocam setting forth certain management rights of such parties (the "Management Rights Letters"); and

            WHEREAS, in addition to the Management Rights Letters and the Registration Rights Agreement (as defined below), the Initial Stockholders and the Company desire to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company and certain arrangements relating to the management of the Company.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

            Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:

            "Affiliate" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, any Family Member of such individual; provided, however, that, for purposes hereof, (a) each GSCP Party shall be deemed to be an Affiliate of every other GSCP Party, (b) each TRP Party shall be deemed to be an Affiliate of every other TRP Party, and (c) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.

            "Ancillary Documents" means, collectively, the Contribution Agreement, the Subscription Agreements, the Kennedy Employment Agreement, the Management Services Agreement and the Registration Rights Agreement.

            "Applicable Valuation Date" means the date of a Call Option Notice.

            "Board" means the Board of Directors of the Company.

            "Business Day" shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York are authorized or required by law to close.

            "Common Stock" means the common stock, par value $.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

            "Common Stock Equivalents" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Common Stock or other equity securities of the Company).

            "Director" means a member of the Board.

            "Excluded Securities" means (i) options issued by the Company pursuant to the Company's 2004 Stock Option Plan (and any shares of Common Stock issuable upon exercise thereof or thereunder) (such options being referred to as "Plan Options"), (ii) any shares of Common Stock or any Common Stock Equivalents of the Company (and any shares of Common Stock issuable upon the conversion, exchange or exercise thereof) issued by the Company as direct consideration in connection with any acquisition transaction complying with Section 3.8 hereof, and (iii) shares of Common Stock issued pursuant to the Subscription Agreements and the Contribution Agreement.

            "Fair Market Value" means, solely in regards to the Call Option Stock, the estimated realizable sales price of the Call Option Stock as of the Applicable Valuation Date in a bona-fide arms' length sale to a third party that is not an Affiliate with any party to this Agreement, as determined: (x) mutually by the Board (excluding any Kennedy Director, including without limitation for the purposes of any quorum or voting requirements set forth in
Section 3.8) (such constituted Board, the "FMV Board") and Kennedy or (y) if a mutual agreement is not reached within twenty (20) days of the delivery of the Call Option Notice, by an arbitration conducted by a nationally recognized investment bank experienced in the valuation of securities that is independent of each of the Company and its Affiliates and Kennedy and his Affiliates (such entity, an "Arbiter") (whose fees and expenses shall be shared equally by the Company and Kennedy). The Arbiter shall be selected by the mutual agreement of the FMV Board and Kennedy; provided, that if such mutual agreement is not reached within five (5) days after the expiration of the time period provided for in the preceding sentence, then the Arbiter shall be selected by two other nationally recognized investment banks (the "Selecting Firms"), one of which to be selected by each of the FMV Board and Kennedy; in each case to be selected not later than five (5) days after the expiration of the time period set forth in the immediately preceding clause. The Selecting Firms shall choose an Arbiter within ten (10) days of the first date that both Selecting Firms have been appointed and such selection of an Arbiter shall be conclusive and binding upon the parties. The FMV Board and Kennedy shall submit their respective presentations, including their proposed valuations of the Fair Market Value of the Call Option Stock and other relevant data to the Arbiter, and the Arbiter shall, within fifteen (15) days of its appointment, make its own determination of the Fair Market Value of the Call Option Stock based solely on the presentations made to the Arbiter. The final Fair Market Value of the Call Option Stock for purposes hereof shall be the average of (i) the Fair Market Value of the Call Option Stock calculated by the Arbiter and (ii) the Fair Market Value of the Call Option Stock from among those submitted by the FMV Board and Kennedy which, in the sole discretion of the Arbiter, is closer to the Fair Market Value of the Call Option Stock calculated by the Arbiter. The determination of the final Fair Market Value of the Call Option Stock by the Arbiter shall be conclusive and binding upon the parties. If required by any such Arbiter, the FMV Board and Kennedy shall execute a retainer and engagement letter containing reasonable and customary terms and conditions consistent with this provision.

            "Family Member" means with respect to any individual (i) any member of the immediate family of such individual (which shall mean any parent, spouse, child or other lineal descendants (including by adoption) thereof), (ii) each trust, limited liability company, limited partnership or private foundation (x) created for the benefit of such individual or one or more members of such individual's immediate family or (y) in which such individual or one or more members of such individual's immediate family has, individually or in the aggregate, a majority interest and (iii) any Person who is controlled by any such immediate family member or trust, limited liability company, limited partnership or private foundation (including each custodian of property for one or more such Persons).

            "Group" means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.

            "Issue" or "Issuance" means any direct or indirect issue, Transfer or exchange, or agreement to issue, Transfer or exchange, in each case, of New Securities by the Company.

            "Kennedy Employment Agreement" means the new Employment Agreement to be entered into between Kennedy, the Company, Titan and Autocam, which shall be effective as of the effective time of the Merger.

            "Litigation" means any action, proceeding or investigation in any court or before any governmental authority.

            "Management Services Agreement" means the Management Services Agreement to be entered into among Autocam, Goldman Sachs & Co., a New York corporation, Transportation Resource Advisors, LLC, a Delaware limited liability company, and Kennedy.

            "Option Stock" means Common Stock received upon the exercise of Common Stock Equivalents (including, without limitation, Plan Options).

            "Other Stockholders" means, with respect to any selling Stockholder(s), all Stockholders other than such selling Stockholder(s).

            "Permitted Transfer" means any Transfer of Stock (i) between a Stockholder and any of its Affiliates, members or partners, (ii) by Kennedy to the Company in accordance with Section 8 or (iii) upon the death of an individual Stockholder pursuant to the terms of any trust or will of the deceased individual Stockholder or by the laws of intestate succession.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

            "Proportionate Percentage" means, as to each First Offer Stockholder (as defined in Section 5(a)), the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Common Stock owned by such First Offer Stockholder as of the first day of the First Offer Acceptance Period (as defined in Section 5(a)) by (ii) the aggregate number of shares of Common Stock owned as of the first day of the First Offer Acceptance Period by all First Offer Stockholders.

            "Qualified IPO" means the initial underwritten offering pursuant to which the Common Stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") resulting in at least $10 million of net proceeds to the Company.

            "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among the parties hereto substantially in the form set forth on Exhibit A.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stock" means (i) any shares of Common Stock and (ii) any Common Stock Equivalents, in each case whether owned on the date hereof or acquired hereafter.

            "Stockholders" means the Initial Stockholders and any other subsequent holder of Stock who is bound by the terms of this Agreement.

            "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, limited or general partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, limited liability company, limited or general partnership or other entity are at the time directly or indirectly owned or controlled by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

            "Transfer" means any direct or indirect transfer, sale, assignment, distribution, pledge, encumbrance, hypothecation or other disposition, either voluntarily or involuntarily and by operation of law or otherwise.

            "Voting Shares" means, at any time, any securities of the Company the holders of which are then generally entitled to vote in the election of Directors.

            Section 2. Methodology for Calculations. For all purposes of this Agreement, the proposed Transfer or the Transfer of a Common Stock Equivalent shall be treated as the proposed Transfer or the Transfer of the shares of Common Stock receivable upon the conversion, exchange or exercise of such Common Stock Equivalent. Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Common Stock as of any date and (b) the amount of Common Stock owned by a Person hereunder (and the percentage of the outstanding Common Stock owned by a Person), no Common Stock Equivalents shall be treated as having been converted, exchanged or exercised for the underlying Common Stock.

            Section 3. Corporate Governance.

            3.1. Composition of the Board.

            (a) Subject to Section 3.1(b), the Company shall take all necessary action and exercise all authority under applicable law, and the Stockholders shall vote all of their Voting Shares, at any regular or special meeting of stockholders called for the purpose of electing

Directors to the Board, or in any written consent executed in lieu of such meeting of stockholders, and take all other necessary action, to ensure that the Board shall consist of five Directors, and to ensure the election to the Board of the following individuals:

            (i) for so long as the GSCP Parties hold at least 9% of the outstanding Common Stock held by Stockholders, two Directors designated by GSCP 2000 on behalf of the GSCP Parties (the "GSCP Designating Party") (such Directors, the "GSCP Directors");

            (ii) for so long as the TRP Parties hold at least 9% of the outstanding Common Stock held by Stockholders, two Directors designated by TRP on behalf of the TRP Parties (the "TRP Designating Party") (such Directors, the "TRP Directors"); and

            (iii) for so long as Kennedy holds at least 9% of the outstanding Common Stock held by Stockholders, one Director designated by Kennedy (collectively with the GSCP Designating Party and the TRP Designating Party, the "Designating Parties"), which Director shall serve as Chairman of the Board (such Director, the "Kennedy Director"); provided, however, that if the transaction that results in Kennedy holding less than 9% of the outstanding Common Stock held by Stockholders is as a result of a drag-along Transfer in accordance with Section 7 of this Agreement, Kennedy shall retain the right to designate one Director pursuant to this clause (iii) for so long as Kennedy holds at least four and one-half percent (4-1/2%) of the outstanding Common Stock held by Stockholders.

         (b) Upon the written request of TRP given to the Company at least thirty (30) days prior to the date on which the increase in Board size contemplated by this Section 3.1(b) is desired to be effected by TRP, the Company shall take all necessary action and exercise all authority under applicable law, and the Stockholders shall vote all of their Voting Shares, at any regular or special meeting of stockholders called for the purpose of electing Directors to the Board, or in any written consent executed in lieu of such meeting of stockholders, and take all other necessary action, to ensure that the size of the Board shall be increased to consist of ten Directors, and to ensure the election to the Board of the following individuals:

            (i) for so long as the GSCP Parties hold at least 9% of the outstanding Common Stock held by Stockholders, four Directors designated by the GSCP Designating Party (and all such Directors shall be considered GSCP Directors for the purposes of this Agreement);

            (ii) for so long as the TRP Parties hold at least 9% of the outstanding Common Stock held by Stockholders, four Directors designated by the TRP Designating Party (and all such Directors shall be considered TRP Directors for the purposes of this Agreement); and

            (iii) for so long as Kennedy holds at least 9% of the outstanding Common Stock held by Stockholders, two Directors designated by Kennedy, one of which, at Kennedy's sole discretion, shall serve as Chairman of the Board (and all such Directors shall be considered Kennedy Directors for the purposes of this Agreement); provided, however, that if the transaction that results in Kennedy holding less than 9% of the outstanding Common Stock held by Stockholders is as a result of a drag-along Transfer in accordance with Section 7 of this

Agreement, Kennedy shall retain the right to designate two Directors pursuant to this clause (iii) for so long as Kennedy holds at least four and one-half percent (4-1/2%) of the outstanding Common Stock held by Stockholders.

            3.2. Committees; Subsidiaries.

            (a) The Board shall create a compensation committee and an audit committee and may create such other committees as it may determine in its discretion.

            (b) Subject to applicable law and the rules of any applicable self regulatory organizations, the Company and the Board shall, at the request of the appropriate Designating Party, take all necessary action and exercise all authority to cause at least one GSCP Director, one TRP Director and one Kennedy Director to be appointed to each committee of the Board.

            (c) The Company shall cause each Director to be appointed to each board of directors or other similar managing body of each Subsidiary of the Company and, subject to applicable law and the rules of any applicable self-regulatory organization, at least one TRP Director, GSCP Director and Kennedy Director to be appointed to each committee of the board of directors or other similar managing body of each Subsidiary of the Company. The Company shall exercise its direct or indirect voting power in each such Subsidiary to effect the foregoing.

            (d) If any GSCP Director, TRP Director or Kennedy Director serving on any committee of the Board or on any board of directors or other similar managing body (or any committee thereof) of any Subsidiary of the Company shall for any reason cease to serve as a member of, or shall otherwise be unable to fulfill his or her duties on, any such committee, board of directors, or other similar managing body, as the case may be, he or she shall be succeeded by another Director selected by his or her Designating Party.

            3.3. Vacancies; Removal.

            (a) Subject to Section 3.3(b), each GSCP Director, TRP Director and Kennedy Director shall hold office until his or her death, disability, retirement, resignation or removal or until his or her successor has been duly elected and qualified. In the event that a vacancy is created on the Board for any reason, each Stockholder shall vote for, and cause the Directors designated by its respective Designating Party to vote for, the individual designated to fill such vacancy by the appropriate Designating Party so that the Board, upon filling such vacancy, is reflective of the representation rights set forth in
Section 3.1 above.

            (b) No GSCP Director, TRP Director or Kennedy Director may be removed from office without the written consent of his or her Designating Party. Each GSCP Director, TRP Director or Kennedy Director may be removed from office at any time, with or without cause, at the written request of his or her Designating Party. The Director(s) appointed by each Designating Party shall have the right to call a meeting of the Board and/or stockholders of the Company (or to request written consents in lieu of such meetings) to remove any Director designated by such Designating Party at any time.

            3.4. Non-Voting Observer. So long as any of the GSCP Parties or any of the TRP Parties, respectively, hold any Stock, at all times that there is no GSCP Director or no TRP Director, respectively, on the Board, the applicable Designating Party shall be entitled to have one observer (such person, a "Non-Voting Observer") selected by such Designating Party present at all meetings of the Board and at all meetings of each committee of the Board, as well as the boards of directors or other similar managing bodies (and any committees thereof) of each of the Subsidiaries of the Company, and the Non-Voting Observer shall be notified of any such meetings, including the time and place of such meetings, in the same manner as the directors or members thereof. The Non-Voting Observer shall have the same access to information concerning the business and operations of the Company and at the same time as the boards of directors or similar managing bodies of the Company and its Subsidiaries and the various committees thereof, as applicable, and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, the board of directors or other similar managing bodies of the Company's Subsidiaries, and the various committees thereof, but shall not have the right to vote; provided, however, that the obligation of the Company to provide the foregoing information and access to such Non-Voting Observer shall be conditioned upon the prior execution of a confidentiality agreement satisfactory to the Company; provided, further, that the Company shall have no obligation to provide any of the foregoing information to such Non-Voting Observer if such disclosure could reasonably be believed to result in the waiver or forfeiture of any applicable attorney-client privilege with respect to such information.

            3.5. Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each Director in connection with performing his or her duties as a Director, including without limitation the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company.

            3.6. Directors' Indemnification.

            (a) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering each of the Directors in an amount of $10,000,000 or more and upon such terms as shall be determined by the Board.

            (b) The certificate of incorporation, by-laws and other organizational documents of the Company and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, exculpation of, and limitation of the personal liability of, the Directors and the members of the boards of directors or other similar managing bodies of each of the Company's Subsidiaries and such other persons, if any, who, pursuant to a provision of such certificate of incorporation, by-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon Directors or the boards of directors or other similar managing bodies of each of the Company's Subsidiaries. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any Director or any member of the boards of directors or other similar managing bodies of any of the Company's Subsidiaries, until at least six years following the later of (i) the date that the GSCP Parties are no longer entitled to designate a

Director, (ii) the date that the TRP Parties are no longer entitled to designate a Director and (iii) the date that Kennedy is no longer entitled to designate a Director.

            (c) Any determinations required to be made with respect to whether any Director may be entitled to indemnification will, if requested by such Director, be made by independent legal counsel selected by such Director and reasonably satisfactory to the Company.

            (d) In the event of any Litigation involving a Director or Directors, such Director(s) shall be entitled to control the defense thereof with one counsel of such Director's own choosing reasonably acceptable to the Company and the Company shall cooperate in the defense thereof and bear the expense of such counsel.

            (e) Each Director is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 3.6, and the obligations of the Company pursuant to this Section 3.6 shall be enforceable by each such Director.

            3.7. By-Laws; Covenant to Vote.

            (a) As of the effective time of the Merger, the by-laws of the Company shall, to the extent possible, provide for the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.8 hereof and to provide that such by-laws will not be amended without the approval of at least one GSCP Director, one TRP Director and one Kennedy Director. Notwithstanding the foregoing, at such time as any of the GSCP Parties, the TRP Parties or Kennedy, as applicable, is no longer entitled to designate a Director, the provisions in the by-laws that provide for the matters set forth Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and
3.8 may be amended without the approval of a Director designated by such party.

            (b) Each Stockholder shall vote all of its Voting Shares and shall take all other necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Company shall take all necessary and desirable actions within it control (including, without limitation, calling special Board and stockholder meetings and amending its by-laws and, subject to stockholder approval, its certificate of incorporation), to effectuate the provisions of this Section 3. In addition, each Stockholder agrees to vote its Voting Shares upon any other matter arising under this Agreement submitted to a vote of the stockholders in a manner that will implement the terms of this Agreement.

            3.8. Board Action.

            (a) (i) A simple majority of the entire Board, including at least one GSCP Director, one TRP Director and one Kennedy Director, shall constitute a quorum for the transaction of business by the Board, provided, however, that if a meeting of the Board is called and notice thereof duly delivered to each Director and a quorum is not obtained for such meeting, in the event that a second meeting is called to transact the same business, a simple majority of the entire Board shall constitute a quorum at such second meeting; provided, further, that notice of such second meeting is duly delivered to each Director.

            (ii) Subject to Section 3.8(b), the affirmative vote of not less than a simple majority of the entire Board shall be required for valid Board action.

         (b) Notwithstanding Section 3.8(a)(ii), neither the Board nor the Company shall, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions (such actions, "Major Actions") without the approval of a simple majority of the entire Board, provided, that, such approval shall include (1) with respect to clause (i),
(ii), (iii) and (iv) below (and clause (vi) to the extent it applies to the foregoing clauses), the approval of (x) for so long as the GSCP Parties are entitled to designate a Director, at least one GSCP Director, (y) for so long as the TRP Parties are entitled to designate a Director, at least one TRP Director and (z) for so long as Kennedy is entitled to designate a Director, at least one Kennedy Director, and (2) with respect to clause (v) below (and clause (vi) to the extent it applies to clause (v)), for so long as Kennedy is entitled to designate a Director, at least one Kennedy Director:

            (i) purchase, acquire or obtain any significant portion of the capital stock or other proprietary interest, directly or indirectly, in another Person or all or substantially all of the business or assets of another Person, in each case outside of the automotive precision parts business;

            (ii) enter into or engage in the ownership, active management, development, construction or operation of any line of business that is not substantially similar to that conducted by Titan and its Subsidiaries;

            (iii) enter into any transactions (except as expressly contemplated by this Agreement or any of the Ancillary Documents) with any Affiliate of the Company (provided, that, for the purposes of this clause 3.8(b)(iii) only, the term Affiliate shall not include clause (c) of the proviso of the definition thereof);

            (iv) amend or repeal any provision of its certificate of incorporation, by-laws or other organizational documents (except with respect to any actions required to be taken by the Company solely to implement the terms of Section 3 hereof);

            (v) appoint any person to the position of, determine the remuneration of, amend the terms of any existing employment agreement with its, enter into any new employment agreement with its, or terminate or otherwise remove its, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or other key executive officers (in each case, other than Kennedy), provided, however, that this clause (v) shall constitute a Major Action only for so long as Kennedy remains the Chief Executive Officer of any of Autocam, Titan or the Company;

                  (vi) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (i) through (v).

            Section 3.9. Stockholder Approval Right.

            (a) Anything to the contrary contained in this Agreement notwithstanding, but subject to Section 3.9(b), if no Kennedy Director is a Director, all Major Actions shall require the approval of Kennedy in his capacity as a Stockholder until such time as Kennedy holds less than 9% of the outstanding Common Stock held by Stockholders; provided, however, that if the transaction that results in Kennedy holding less than 9% of the outstanding Common Stock held by Stockholders is as a result of a drag-along Transfer in accordance with Section 7 of this Agreement, Kennedy shall retain the right to exercise his rights under this Section 3.9(a) until such time as Kennedy holds less than four and one-half percent (4-1/2%) of the outstanding Common Stock held by Stockholders.

            (b) Anything to the contrary contained in this Agreement notwithstanding, for so long as Kennedy owns any Common Stock, Kennedy's approval in his capacity as a Stockholder shall be required for the Major Action set forth in Section 3.8(b)(iii), such approval not to be unreasonably delayed or withheld.

            Section 4. Restrictions on Transfers of Stock by Stockholders.

            (a) Subject to the remaining subsections of this Section 4, (i) no Stockholder shall Transfer any Stock prior to the third anniversary of the date hereof other than pursuant to a Permitted Transfer and (ii) on or after the third anniversary of the date hereof, no Stockholder shall Transfer any Stock unless such Stockholder has first complied with the provisions of Section 5,
Section 6 and Section 7, in each case if and to the extent applicable to such Transfer.

            (b) Anything to the contrary contained in this Agreement notwithstanding, any transferee of Stock who is not a Stockholder at the time of Transfer shall, upon consummation of, and as a condition to, such Transfer, execute and deliver to the Company (which the Company shall then deliver to all other Stockholders) an agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and such transferee shall thereafter be deemed to be a Stockholder hereunder, with, subject to Section 4(c), the same rights and obligations as the transferor of such Stock.

            (c) Anything to the contrary contained in this Agreement notwithstanding, (i) a Designating Party shall not be permitted to assign its right to designate Director(s) under Section 3.1 except to a transferee of Common Stock in connection with a Transfer complying with this Section 4 and in accordance with the following: a Designating Party shall only be permitted to assign its right to designate that number of Director(s) under Section 3.1 as is equal to the number obtained (rounded down to the nearest whole number) by multiplying (i) the total number of Directors such Designating Party is entitled to designate at the time of such Transfer by (ii) a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred by such Designating Party and its Affiliates and the denominator of which is the number of shares of Common Stock held by such Designating Party and its Affiliates prior to giving effect to such Transfer; provided, that, in no event shall any rights to designate Directors under Section 3.1 be assigned in connection with any Transfer of less than that percentage of Common Stock as is required to be owned by the Designating Party (including any Affiliates of such Designating Party) to exercise such rights under Section 3.1; and (ii) a Designating Party shall not be permitted to assign its right to designate a Non-Voting Observer under
Section 3.4 unless it would be permitted to assign its right to designate at least one Director in accordance with the preceding clause (i).

            (d) Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

            Section 5. Rights of First Offer. Subject to Section 5(g) and in addition to and not in limitation of any other restrictions on Transfers of Stock contained in this Agreement, any Transfer of Stock by a Stockholder pursuant to Section 4(a)(ii) shall be consummated only in accordance with the following procedures:

            (a) The selling Stockholder shall deliver to each Other Stockholder (with a copy to the Company) a written notice (a "First Offer Notice"), which shall (i) state the selling Stockholder's intention to sell Stock to one or more Persons, the amount and type of Stock to be sold (the "Subject Stock"), the purchase price therefor and a summary of the other material terms and conditions of the proposed Transfer and (ii) offer each Other Stockholder the option to acquire any portion of the Subject Stock upon the terms and subject to the conditions of the proposed Transfer as set forth in the First Offer Notice (the "First Offer"). The First Offer shall remain open and irrevocable for the period set forth below (and, to the extent the First Offer is accepted during such period, shall remain irrevocable until the consummation of the Transfer contemplated by the First Offer). Each Other Stockholder shall have the right and option, for a period of fifteen (15) days after delivery of the First Offer Notice (the "First Offer Acceptance Period"), to accept the First Offer for any part of the Subject Stock at the purchase price and on the terms and conditions stated in the First Offer Notice; provided, however, that the Other Stockholders must, in the aggregate, accept all, but not less than all, of the Subject Stock during the First Offer Acceptance Period (and, if the Other Stockholders do not so accept all of the Subject Stock, the selling Stockholder shall be permitted to Transfer the Subject Stock pursuant to Section 5(d)). Such acceptance shall be made by delivering a written notice to the selling Stockholder (with a copy to the Company) within the First Offer Acceptance Period specifying the maximum number of shares such Other Stockholder will purchase (such accepting Other Stockholder, a "First Offer Stockholder", and the Subject Stock accepted for purchase by such First Offer Stockholder, the "First Offer Stock").

            (b) If, upon the expiration of the First Offer Acceptance Period, the aggregate amount of First Offer Stock exceeds the amount of Subject Stock, the Subject Stock shall be allocated among the First Offer Stockholders as follows: (i) first, each First Offer Stockholder shall be entitled to purchase no more than its Proportionate Percentage of the Subject Stock; (ii) second, if an amount of Subject Stock has not been allocated for purchase pursuant to clause (i) above (the "Remaining Stock"), each First Offer Stockholder (an "Oversubscribed Stockholder") which had offered to purchase an amount of Subject Stock in excess of the amount of stock allocated for purchase to it in accordance with clause (i) above, shall be entitled to purchase an amount of Remaining Stock equal to no more than its Proportionate Percentage (treating only Oversubscribed Stockholders as First Offer Stockholders for these purposes) of the Remaining Stock; and (iii) third, the process set forth in (ii) above shall be repeated with respect to any amounts of Subject Stock not yet allocated for purchase until the Subject Stock is allocated for purchase in its entirety. Within 2 business days of the expiration of the First Offer Acceptance Period, the Company shall notify each First Offer Stockholder in writing (with a copy to the selling Stockholder) of the amount of Subject Stock allocated for purchase to such First Offer Stockholder.

            (c) Within thirty (30) days from the date of delivery of the First Offer Notice and to the reasonable satisfaction of the selling Stockholder, each First Offer Stockholder shall be required to demonstrate the availability of sufficient financing to consummate the Transfer of such First Offer Stockholder's portion of the Subject Stock. In the event that any First Offer Stockholder has not complied with the foregoing sentence (such party, a "Defaulting Stockholder"), such Defaulting Stockholder's effective acceptance of the First Offer shall be deemed revoked, provided, however, that such revocation shall not effect the effective acceptance of any other First Offer Stockholder's acceptance of the First Offer pursuant to Section 5(a).

            (d) If (i) effective acceptance shall not be received pursuant to
Section 5(a) with respect to all of the Subject Stock offered for Transfer pursuant to the First Offer Notice or (ii) effective acceptance is deemed revoked pursuant to Section 5(c), then the selling Stockholder shall be permitted to consummate the Transfer of, in the case of clause (i), all of the Subject Stock offered for Transfer pursuant to the First Offer Notice and, in the case of clause (ii), that portion of the Subject Stock that would otherwise have been Transferred to the Defaulting Stockholder, in each case at a price not less than the price, and on terms and conditions not more favorable to the purchaser thereof than the terms, stated in the First Offer Notice at any time within one hundred and eighty (180) days (plus, if necessary, a sufficient number of days to allow the expiration or termination of all waiting periods under Regulatory Laws (as defined below) applicable to such Transfer) after, in the case of clause (i) above, the expiration of the First Offer Acceptance Period, and in the case of clause (ii) above, the date on which a First Offer Stockholder becomes a Defaulting Stockholder (in either case, the "Transfer Period"). To the extent the selling Stockholder Transfers the Subject Stock so offered for Transfer during the Transfer Period, the selling Stockholder shall promptly notify the Company, and the Company shall promptly notify the Other Stockholders, as to (i) the number of shares of Stock, if any, that the selling Stockholder then owns, (ii) the number of shares of Stock that the selling Stockholder has Transferred, (iii) the terms of such Transfer and (iv) the name of the transferee(s) of any shares of Stock Transferred. In the event that all of the Subject Stock is not Transferred by the selling Stockholder during the Transfer Period, the right of the selling Stockholder to Transfer such Subject Stock which is not Transferred shall expire and the obligations of this Section 5 shall be reinstated; provided, however, in the event that the selling Stockholder determines, at any time during the Transfer Period, that the Transfer of all of the Subject Stock on the terms set forth in the First Offer Notice is impractical, the selling Stockholder may terminate the offer and reinstate the procedure provided in this Section 5 without waiting for the expiration of the Transfer Period.

            (e) All Transfers of Subject Stock to the First Offer Stockholders shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory Business Day within seventy-five (75) days after the delivery of the First Offer Notice or (ii) the fifth Business Day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other state, local or foreign antitrust or similar laws (collectively, "Regulatory Laws"), applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may collectively agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock in immediately available funds by wire transfer.

            (f) Notwithstanding anything to the contrary contained in this Agreement, prior to any Transfer of Stock by a selling Stockholder pursuant to this Section 5, the selling Stockholder shall, after complying with the provisions of this Section 5, comply with the provisions of Section 6.

            (g) The requirements of this Section 5 shall not apply to (i) any Permitted Transfer, (ii) any Transfer of Stock by any Other Stockholder to a Tag-Along Offeror pursuant to Section 6, (iii) any Exit Sale, (iv) any Transfer of Stock by any Other Stockholder to a Drag-Along Transferee pursuant to Section 7, or (v) any other Transfer as to which the Initial Stockholders unanimously waive compliance with this Section 5.

            Section 6. Tag-Along Rights.

            (a) Subject to Section 6(d), any Stockholder, whether alone or in concert with any other Stockholder, desiring to Transfer Stock pursuant to
Section 4(a)(ii), shall give not less than fifteen (15) days' prior written notice of such intended Transfer to each Other Stockholder (the "Tag-Along Notice") (with a copy to the Company), which shall identify the proposed transferee (the "Tag-Along Offeror"), the amount and type of Stock being Transferred, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Transfer, and shall contain an offer (the "Tag-Along Offer") by the Tag-Along Offeror to each Other Stockholder, which shall be irrevocable for a period of fifteen (15) days after the delivery thereof (the "Tag-Along Period") (and, to the extent the Tag-Along Offer is accepted during such period, shall remain irrevocable until the consummation of the Transfer contemplated by the Tag-Along Offer) to purchase the Stock (as calculated below) of such Other Stockholder at the same price per share (and, in the case of Common Stock Equivalents, such price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent) to be paid to, and upon the same terms and conditions as, the selling Stockholder. Notice of any Other Stockholder's intention to accept a Tag-Along Offer, in whole or in part, shall be evidenced by a writing signed by such Other Stockholder and delivered to the Tag-Along Offeror (with a copy to the Company) prior to the end of the Tag-Along Period, setting forth the number of shares and class of Stock that such Other Stockholder elects to Transfer; provided, however, that such Other Stockholder may only Transfer up to that number of shares of Stock as shall equal the product of (x) a fraction, the numerator of which is the number of shares of Stock owned by such Other Stockholder as of the date of the Tag-Along Offer and the denominator of which is the aggregate number of shares of Stock issued and outstanding and held by Stockholders as of the date of the Tag-Along Offer and (y) the aggregate number of shares of Stock proposed to be Transferred by the selling Stockholder. The Tag-Along Offer may be accepted in whole or in part at the option of each of the Other Stockholders. Promptly upon receipt of such writing from any Other Stockholder, the Company shall provide a copy of such writing to each Other Stockholder. The number of shares of Stock proposed to be Transferred by the selling Stockholder shall be reduced if and to the extent necessary to comply with this Section 6(a).

            (b) All Transfers of Stock to the Tag-Along Offeror shall be consummated contemporaneously at the offices of the Company on the later of (i) the closing date for the Transfer by the selling Stockholder to the Tag-Along Offeror, which shall not be more than sixty (60) days after the expiration of the Tag-Along Period, or (ii) the fifth Business Day following the expiration or termination of all waiting periods under Regulatory Laws applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may collectively agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock in the form specified in the Tag-Along Notice. In connection with the consummation of a Transfer pursuant to this Section 6, each Other Stockholder accepting the Tag-Along Offer shall execute all documents containing such terms and conditions, including, without limitation, representations and warranties with respect to (x) matters of title to the Other Stockholders' securities and (y) the due authorization (or capacity) and due and valid execution and delivery by such Other Stockholder of documentation in respect of such Transfer, as those executed by the selling Stockholder, and shall execute and deliver such other instruments and agreements as may be reasonably requested by the Tag-Along Offeror; provided, however, that such representations and warranties shall be made by the Other Stockholders severally and not jointly and that the liability of the selling Stockholder and the Other Stockholders (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the Tag-Along Offeror and shall be borne by each of them on a several basis in proportion to the amount of consideration to be received.

            (c) Notwithstanding anything to the contrary contained in this Agreement, each Stockholder shall, prior to complying with the provisions of this Section 6, first comply with the provisions of Section 5; provided, however, that the provisions of this Section 6 shall apply to any Exit Sale pursuant to which the selling Stockholder(s) do not exercise their drag-along rights under Section 7, notwithstanding that Section 5 would not be applicable to such Exit Sale.

            (d) The requirements of this Section 6 shall not apply to (i) any Permitted Transfer, (ii) any Transfer of Stock by any Other Stockholder to a Drag-Along Transferee pursuant to Section 7, (iii) any sale of Kennedy's Stock pursuant to Section 8(c) or (iv) any other Transfer as to which the Initial Stockholders unanimously waive compliance with this Section 6.

            Section 7. Drag-Along Rights. (a) If any of the GSCP Parties or the TRP Parties, whether alone or in concert with any other Stockholder, propose to Transfer Stock pursuant to Section 4(a)(ii) to any Person who is not, or Group comprised entirely of Persons who are not, an Affiliate of such Stockholder(s) (collectively, a "Drag-Along Transferee"), in a bona fide arm's-length transaction or series of transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise), which in the aggregate represents at least 50% of the outstanding Common Stock (any such transaction, an "Exit Sale"), then the selling Stockholders may elect to require each (but not fewer than each) Other Stockholder to Transfer Stock (as calculated below) as a part of such Exit Sale to such Drag-Along Transferee at the same price per share (and, in the case of Common Stock Equivalents, such price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent) to be paid to, and upon the same terms and conditions as, the selling Stockholders, all of which shall be set forth in the Drag-Along Notice (as defined below). Each Other Stockholder may be required to sell that number of shares of Stock as shall equal the product of
(x) a fraction, the numerator of which is the number of shares of Stock proposed to be Transferred by the selling Stockholders and the denominator of which is the aggregate number of shares of Stock owned as of the date of the Drag-Along Notice by the selling Stockholders and (y) the number of shares of Stock owned by such Other Stockholder as of the date of the Drag-Along Notice.

            (b) The rights set forth in Section 7(a) shall be exercised by giving written notice (the "Drag-Along Notice") to each Other Stockholder which shall identify the Drag-Along Transferee, the amount and type of Stock being Transferred, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Exit Sale and the proposed closing date thereof.

            (c) All Transfers of Stock to the Drag-Along Transferee pursuant to this Section 7 shall be consummated contemporaneously at the offices of the Company on the later of (i) the proposed closing date set forth in the Drag-Along Notice or (ii) the fifth Business Day following the expiration or termination of all waiting periods under Regulatory Laws applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may collectively agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock in the form specified in the Drag-Along Notice.

            (d) Each Other Stockholder will (i) take all such actions, including, without limitation, voting all of its Voting Shares in favor of such proposed Exit Sale and waiving any appraisal, dissenter or similar rights under applicable law (in each case if applicable to such Exit Sale), as may be requested by the selling Stockholders to carry out the purposes of this Section 7, and (ii) execute all documents containing such terms and conditions, including representations and warranties solely with respect to (x) matters of title to the Other Stockholders' securities and (y) the due authorization (or capacity) and due and valid execution and delivery by such Other Stockholder of documentation in respect of such Transfer, as those executed by the selling Stockholders, and shall execute and deliver such other instruments and agreements as may be reasonably requested by the selling Stockholders; provided, however, that such representations and warranties shall be made by the Other Stockholders severally and not jointly.

            Section 8. Certain Rights upon Termination of Employment.

            (a) If at any time Kennedy shall be terminated by the Company, Titan or Autocam for "cause" (as such term or alternative or analogous term is defined in the Kennedy Employment Agreement, "Cause"), subject to Section 8(e), the Company shall have the right to purchase all, but not less than all, of the Stock owned by Kennedy and any transferee who obtained Stock as a direct or indirect result of a Permitted Transfer by Kennedy (a "Permitted Kennedy Transferee") (the "Call Option", and such Stock (not including unexercised Common Stock Equivalents to the extent cancelled upon such termination) subject to the Call Option, the "Call Option Stock") at a price equal to the Fair Market Value (as determined in accordance with the procedures set forth in Section 1 under the definition of "Fair Market Value") of the Call Option Stock.

            (b) If the Company desires to exercise its Call Option, it shall deliver written notice thereof (which shall include its valuation of the Fair Market Value of the Call Option Stock) (a "Call Option Notice") to Kennedy and any Permitted Kennedy Transferees within ninety (90) days of (i) in the case of Call Option Stock that is Option Stock, the date that is six months following the later of (x) termination of Kennedy's employment with the Company, Titan or Autocam for Cause and (ii) the exercise of the Common Stock Equivalent resulting in the issuance of the Option Stock with respect to which the Company desires to exercise its Call Option or (ii) in the case of Call Option Stock that is not Option Stock, the termination of Kennedy's employment with the Company, Titan or Autocam for Cause. Kennedy and any Permitted Kennedy Transferees shall deliver to the Company certificates representing the shares of Call Option Stock, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the tenth day after the Fair Market Value of the Call Option Stock has been determined, or at such other place and time and in such manner as may be mutually agreed to by Kennedy and the Company. The proceeds from the purchase of the Call Option Stock pursuant to the Call Option shall be paid in immediately available funds by wire transfer, which shall be delivered to Kennedy and any Permitted Kennedy Transferees at the closing of such purchase.

            (c) If, at any time during the period beginning on the date of the consummation of the purchase of Call Option Stock which is not Option Stock pursuant to clause (b) above (or, if all of the Call Option Stock is Option Stock, the date of the consummation of the first purchase of Option Stock pursuant to clause (b) above) and ending on the date that is one (1) year thereafter (the "Additional Payment Period"), a binding agreement is entered into with respect to an "Exit Event" (as such term is defined in the form of Nonqualified Stock Option Agreement (Performance-Vesting) of the Company attached as Exhibit B hereto (the "NQSO") without regard to (i) any modifications to the NQSO after the date hereof or (ii) any modifications to the Plan (as defined in the NQSO) after the date hereof with respect to any cross-references to the Plan contained in the NQSO) or an Exit Event is consummated, Kennedy and the Permitted Kennedy Transferees shall be entitled to an additional payment, payable upon consummation of such Exit Event, equal to the excess, if any, of (1) the consideration that would have been received by Kennedy and the Permitted Kennedy Transferees had they held the Call Option Stock and participated in the Exit Event over (2) the amount paid with respect to the Call Option Stock pursuant to the Call Option (such excess amount, if any, the "Additional Payment"); provided, however, that if all of the Call Option Stock would not have participated in such Exit Event (assuming a pro rata participation), for purposes of determining the Additional Payment with respect to such Exit Event, the amount in clause (2) shall be proportionately reduced to reflect only the amount paid for that portion of the Call Option Stock equal to the portion that would have been deemed to have participated in such Exit Event pursuant to clause (1); provided, further, that, with respect to any Call Option Stock that is deemed not to have participated in an Exit Event pursuant to the foregoing proviso (such Call Option Stock, if any, "Non-Participating Call Option Stock"), Kennedy and the Permitted Kennedy Transferees shall be entitled to an Additional Payment (if any, as determined in accordance herewith) in respect of such Non-Participating Call Option Stock in connection with any subsequent Exit Event as to which a binding agreement is entered into or is consummated prior to the expiration of the Additional Payment Period, which Additional Payment(s) shall payable in accordance with the following sentence. Any Additional Payment shall be paid to Kennedy and the Permitted Kennedy Transferees by the Company or, if applicable, the surviving entity (or ultimate parent thereof) of the Exit Event, in immediately available funds by wire transfer concurrently with the consummation of the Exit Event and the parties hereto agree that they shall not consummate an Exit Event without providing for the Additional Payment (if any) to be paid as set forth herein; provided, however, that, subject to the following sentence, in the event that the Company is to make an Additional Payment, that portion of the Additional Payment attributable to Option Stock which may not be purchased by the Company upon the proposed consummation of the Exit Event as a result of the provisions of Section 8(e) shall not be required to be paid concurrently with the consummation of the Exit Event but instead shall be paid at such time as the Company otherwise consummates the purchase of such Option Stock in accordance with this Section 8. Anything to the contrary contained in this Agreement notwithstanding, if Kennedy or any Permitted Kennedy Transferee, respectively, holds any Option Stock at the time of consummation of an Exit Event (as a result of the provisions of Section 8(e)) and (x) Kennedy or any Permitted Kennedy Transferee, respectively, is entitled to participate in such Exit Event with respect to such Option Stock pursuant to the terms of such Exit Event and (y) the participation of Kennedy or any Permitted Kennedy Transferee, respectively, in such Exit Event with respect to such Option Stock would not otherwise conflict with the terms of this Agreement, then in such event, Kennedy or any Permitted Kennedy Transferee, respectively, shall not be entitled to the portion of the Additional Payment that would have been paid in respect of such Option Stock.

            (d) If at any time Kennedy shall cease to be employed by the Company or any Subsidiary other than as a result of a termination for Cause, the Company, the GSCP Parties and the TRP Parties shall use their respective reasonable best efforts, for the period beginning on the date of the occurrence of the event giving rise to such termination of employment and ending one hundred and eighty (180) days thereafter, to assist Kennedy and any Permitted Kennedy Transferees in finding a purchaser for their Stock (to the extent such Stock is permitted to be Transferred pursuant to this Agreement or any other agreement then in effect); provided, however, that that the tag-along rights pursuant to Section 6 shall not apply to any Transfer pursuant to this Section 8(d).

            (e) Notwithstanding any other provision of this Section 8, a Call Option may not be exercised with respect to any Option Stock prior to the six month anniversary of the exercise of the Common Stock Equivalent resulting in the issuance of such Option Stock subject to the Call Option.

            Section 9. Equal and Ratable Treatment of Stockholders.

            Subject to the terms of this Agreement, all Stockholders shall be treated equally and shall be entitled to participate on a pro rata basis in connection with any transactions or series of related transactions involving the Company in which any Stockholder(s) are contemplated to participate, including without limitation any Issuances (in accordance with Section 10), mergers, recapitalizations, liquidations or other liquidity events.

            Section 10. Pre-Emptive Rights.

            The Company shall not Issue any of its capital stock other than Excluded Securities (such capital stock other than Excluded Securities, "New Securities"), except in accordance with the following procedures:

            (a) The Company shall not Issue any New Securities unless the Company shall have first given written notice (the "Section 10 Offer Notice") to each Stockholder (each a "Preemptive Stockholder") which shall (a) state the Company's intention to Issue the New Securities, the amount to be Issued, the terms of such New Securities, the purchase price therefor and a summary of the other material terms and conditions of the proposed Issuance and (b) offer (a "Preemptive Offer") to Issue to each Preemptive Stockholder up to such Preemptive Stockholder's Pro Rata Share (as defined below) of such New Securities (with respect to each Preemptive Stockholder, the "Offered New Securities") upon the terms and conditions set forth in the Section 10 Offer Notice, which Preemptive Offer by its terms shall remain open for a period of forty-five (45) days from the date it is delivered by the Company to the Preemptive Stockholder (the "Preemptive Offer Period") (and, to the extent the Preemptive Offer is accepted during such period, shall remain open until the closing of the Issuance contemplated by the Preemptive Offer). "Pro Rata Share" means the quotient obtained by dividing (i) the number of shares of Stock owned by such Preemptive Stockholder on the date of the Preemptive Offer by (ii) the aggregate number of shares of Stock issued and outstanding and held by Preemptive Stockholders on the date of the Preemptive Offer.

            (b) Notice of a Preemptive Stockholder's acceptance of a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Preemptive Stockholder and delivered to the Company prior to the end of the Preemptive Offer Period (each, a "Section 10 Notice of Acceptance"), setting forth such portion of the Offered New Securities that the Preemptive Stockholder elects to purchase.

            (c) (i) In the event that Section 10 Notices of Acceptance are not given by Preemptive Stockholders accepting all the Offered New Securities, the Company shall have forty-five (45) days following the expiration of the Preemptive Offer Period (or, if longer, five (5) days following the expiration or termination of all waiting periods under Regulatory Laws, so long as an agreement with respect to such Issuance is entered into within such forty-five (45) day period) to Issue all or any part of such remaining Offered New Securities not covered by the Section 10 Notices of Acceptance (the "Remaining New Securities") to any other Person or Persons, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Preemptive Offer.

            (ii) If the Company does not consummate the Issuance of all or part of the Remaining New Securities to such other Person or Persons within the forty-five (45) day period referred to in clause (c)(i) above, the preemptive right provided hereunder shall be deemed to be revived and such Remaining New Securities shall not be subsequently offered for Issuance unless first reoffered to the Preemptive Stockholders in accordance with this Section 10.

            (iii) Upon the closing of the Issuance to such other Person or Persons of all or part of the Remaining New Securities, each Preemptive Stockholder shall purchase from the Company, and the Company shall Issue to such Preemptive Stockholder, the Offered New Securities covered by the Section 10 Notice of Acceptance delivered to the Company by such Preemptive Stockholder on the terms specified in the Preemptive Offer. The delivery of certificates or other instruments evidencing such Offered New Securities shall be made on such date by the Company against payment of the purchase price therefor.

         (d) The Company will give any notices to third parties and will use its reasonable best efforts to obtain any necessary regulatory approvals and third party consents with respect to any Issuances of Offered New Securities (including, for this purposes of this Section 10(d), Excluded Securities). The Company will not take any action that will prevent, delay or hinder in any material respect the procurement of the necessary regulatory approvals or third party consents. The Company will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of any governmental entity in connection with the necessary regulatory approval matters so as to permit the Issuance of such Offered Securities as promptly as practicable.

         (e) The Company shall not Issue any New Securities to any Person unless, in connection with and as a condition to such Issuance, each purchaser or recipient of such capital stock who is not then a party to this Agreement executes and delivers to the Company (which the Company shall then deliver to all Stockholders) an agreement pursuant to which it agrees to be bound by the terms of this Agreement and such Person shall thereafter be deemed a Stockholder hereunder.

         Section 11. Equity Issuances. The Company shall not Issue any of its capital stock (other than capital stock issued upon the exercise of Plan Options, it being understood and agreed that each holder thereof shall execute a separate Employee Stockholder's Agreement with the Company as in effect at the time) to any Person unless, in connection with and as a condition to such Issuance, each purchaser or recipient of such capital stock who is not then a party to this Agreement executes and delivers to the Company (which the Company shall then deliver to all Stockholders) an agreement pursuant to which it agrees to be bound by the terms of this Agreement.

            Section 12. Legend. Each Stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock owned by a Stockholder to bear a legend containing the following words:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

            "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF JUNE 21, 2004 BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

            The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in a public offering, (ii) when such shares are transferred pursuant to Rule 144, as such Rule may be amended (or any successor provision thereto), under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its or his counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

            Section 13. Representations and Warranties; Acknowledgements.

      (a) Each party hereto represents and warrants to the other parties hereto as follows:

            (i) It or he has full power and authority to execute, deliver and perform its or his obligations under this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by it or him, and constitutes a valid and binding obligation of it or him, enforceable against it or him in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally (whether considered in a proceeding in equity or at law).

            (iii) The execution, delivery and performance of this Agreement by it or him does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it or he is a party or by which it or he is bound or
      (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it or him.

            (iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it or him in connection with the execution and delivery hereof.

            (v) It or he is not a party to any agreement or other arrangement of any kind with another Stockholder or any other Person which is inconsistent with or has the effect of altering the terms of this Agreement or which may impair its or his ability to comply with this Agreement except for such agreements or arrangements to which all Stockholders either: (1) are a party or (2) have consented to in writing.

      (b) The parties hereto acknowledge and agree that any Stockholder or any of its Affiliates may directly or indirectly acquire, own, hold, dispose and/or make a market in any securities issued by, or debt obligations of, the Company or any of its Affiliates, including, without limitation, Autocam's 10.875% Senior Subordinated Notes due June 15, 2014 and obligations under the Credit and Guaranty Agreement, dated as of June 21, 2004, among Titan, Autocam, certain Autocam subsidiaries and the lenders thereunder.

            Section 14. Duration of Agreement. Except as otherwise provided in
Section 3.6(b), (i) the rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer owns any shares of Stock, and (ii) this Agreement shall terminate and be of no further force or effect in its entirety immediately prior to a Qualified IPO.

            Section 15. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

            Section 16. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by Stockholders holding a majority of the then outstanding Common Stock; provided, that, notwithstanding the foregoing, any modification, amendment or waiver of any provision of this Agreement that adversely effects any Stockholder shall not be effective against such Stockholder without such Stockholders' written approval. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            Section 17. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the term sheet relating to this Agreement agreed to by the parties in connection with the execution of the Merger Agreement.

            Section 18. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock. Each Stockholder shall have the right to assign all or part of its or his rights and obligations under this Agreement only to a transferee pursuant to a Transfer of Stock in compliance with Section 4 (including, without limitation, Section 4(c)). Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Stockholder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Stockholder shall be treated as a reference to the assignee.

            Section 19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            Section 20. Remedies. Each Stockholder shall be entitled to enforce its or his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            Section 21. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below (with a copy to each of GSCP 2000 and TRP at the addresses indicated on Schedule 21) and to any other Initial Stockholder at the address indicated on Schedule 21 hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when received. The Company's address is:

                   Micron Holdings, Inc.
                   c/o Transportation Resource Partners, LP
                   2555 Telegraph Road
                   Bloomfield Hills, MI  48302
                   Attention: Rich Peters and Dave Mitchell
                   Fax: (248) 648-2105

                   with a copy to:

                   GS Capital Partners 2000, L.P.
                   85 Broad Street, 10th Floor
                   New York, New York  10004
                   Attn: Adrian Jones and Jack Daly
                   Fax: (212) 357-5505

                   and:

                   Fried, Frank, Harris, Shriver & Jacobson LLP
                   One New York Plaza
                   New York, New York  10004
                   Attn: Robert C. Schwenkel, Esq.
                   Fax: (212) 859-4000

                   and:

                   Mr. John C. Kennedy
                   Autocam Corporation
                   4070 East Paris Avenue Southeast
                   Grand Rapids, MI 49512
                   Fax: (616) 698-6876

                   and:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   333 W. Wacker Dr.
                   Chicago, IL  60606
                   Attn:  L. Byron Vance III
                   Fax:  (312) 407-0411

            Section 22. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            Section 24. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

            Section 25. Survival of Representations and Warrants. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Stockholder.

            Section 26. No Inconsistent Agreements. No Stockholder shall enter into any agreement or other arrangement of any kind with another Stockholder or any other Person which is inconsistent with or has the effect of altering the terms of this Agreement or which may impair its ability to comply with this Agreement unless all Stockholders are a party to such agreement or consent in writing to such agreement.

            Section 27. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the day and year first above written.

                      MICRON HOLDINGS, INC.

                      By: /s/ Jack Daly
                         ------------------------------------------
                         Name:  Jack Daly
                         Title: Vice President

                      /s/ John C. Kennedy
                      ----------------------------------------------
                      JOHN C. KENNEDY

                      GS CAPITAL PARTNERS 2000, L.P.
                      By: GS Advisors 2000, L.L.C., its general partner

                      By: /s/ Adrian Jones
                         ------------------------------------------
                         Name:  Adrian Jones
                         Title: Managing Director

                      GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                      By: GS Advisors 2000, L.L.C., its general partner

                      By: /s/ Adrian Jones
                         ------------------------------------------
                         Name:  Adrian Jones
                         Title: Managing Director

                      GS CAPITAL PARTNERS 2000 GmbH & Co.
                      BETEILIGUNGS KG
                      By: Goldman, Sachs Management GP GmbH, its general partner

                      By: /s/ Adrian Jones
                         ------------------------------------------
                         Name:  Adrian Jones
                         Title: Managing Director

                      GS CAPITAL PARTNERS 2000 EMPLOYEE
                      FUND, L.P.
                      By: GS Employee Funds 2000 GP, L.L.C., its general partner

                      By: /s/ Adrian Jones
                         ------------------------------------------
                         Name:  Adrian Jones
                         Title: Managing Director

                      GOLDMAN SACHS DIRECT INVESTMENT
                      FUND 2000, L.P.
                      By: GS Employee Funds 2000 GP, L.L.C., its
                          general partner

                      By: /s/ Adrian Jones
                         ------------------------------------------
                         Name:  Adrian Jones
                         Title: Managing Director

                      TRANSPORTATION RESOURCE PARTNERS, LP

                      By: Transportation Resource Management, L.L.C., its
                          general partner

                      By: /s/ James Hislop
                         ------------------------------------------
                         Name:  James Hislop
                         Title: Managing Director

                      TRP AUTOCAM HOLDINGS I, L.L.C.
                      By: Transportation Resource Management, L.L.C., its
                          managing member

                      By: /s/ James Hislop
                         ------------------------------------------
                         Name:  James Hislop
                         Title: Managing Director

                      TRP AUTOCAM HOLDINGS II, L.L.C.
                      By: Transportation Resource Management, L.L.C., its
                          managing member

                      By: /s/ James Hislop
                         -----------------------------------
                         Name:  James Hislop
                         Title: Managing Director

                                   Schedule 21

      if to the Company, to:

            Micron Holdings, Inc.
            c/o Transportation Resource Partners, LP
            2555 Telegraph Road
            Bloomfield Hills, MI  48302
            Attn: Rich Peters and Dave Mitchell
            Fax: (248) 648-2105

            with a copy to:

            GS Capital Partners 2000, L.P.
            85 Broad Street
            New York, New York  10004
            Attn: Adrian Jones and Jack Daly
            Fax: (212) 357-5505

            and:

            Fried, Frank, Harris, Shriver & Jacobson LLP
            One New York Plaza
            New York, New York  10004
            Attn: Robert C. Schwenkel, Esq.
            Fax: (212) 859-4000

      if to the Initial Stockholders listed below, to:

            GS Capital Partners 2000, L.P.
            GS Capital Partners 2000 Offshore, L.P.
            GS Capital Partners 2000 GmbH & Co. Beteiligungs KG
            GS Capital Partners 2000 Employee Fund, L.P.
            Goldman Sachs Direct Investment Fund 2000, L.P.
            85 Broad Street
            New York, New York  10004
            Attn: Adrian Jones and Jack Daly
            Fax: (212) 357-5505

            With a copy to:

            Fried, Frank, Harris, Shriver & Jacobson LLP
            One New York Plaza
            New York, New York  10004
            Attn:  Robert C. Schwenkel, Esq.

            Fax: (212) 859-4000

      if to the Initial Stockholders listed below, to:

            Transportation Resource Partners, LP
            TRP Autocam Holdings I, L.L.C.
            TRP Autocam Holdings II, L.L.C.
            2555 Telegraph Road
            Bloomfield Hills, MI 48302
            Attn: Rich Peters and Dave Mitchell
            Fax: (248) 648-2105

            With a copy to:

            Fried, Frank, Harris, Shriver & Jacobson LLP
            One New York Plaza
            New York, New York  10004
            Attn: Robert C. Schwenkel, Esq.
            Fax: (212) 859-4000

      if to Kennedy, to:

            Mr. John C. Kennedy
            Autocam Corporation
            4070 East Paris Avenue Southeast
            Grand Rapids, MI 49512
            Fax No.: (616) 698-6876

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            333 W. Wacker Dr.
            Chicago, IL  60606
            Attn:  L. Byron Vance III
            Fax:  (312) 407-0411

                                    Exhibit A

                     [Form of Registration Rights Agreement]

                                    Exhibit B

                       NONQUALIFIED STOCK OPTION AGREEMENT
                              (Performance-Vesting)

      THIS AGREEMENT (the "Agreement"), is made effective as of the ___ day of May, 2004 (the "Date of Grant"), between Micron Holdings, Inc., a Delaware corporation (the "Company"), and _____________ (the "Participant"):

                                R E C I T A L S:

      WHEREAS, the Company has adopted the Micron Holdings, Inc. 2004 Stock Option Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan; and

      WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Option to the Participant pursuant to the Plan and the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

      Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $_____ per Share (the "Option Price").

      Vesting.

            Subject to the earlier termination or cancellation of the Option as set forth herein, the Option shall vest and become exercisable upon the earliest to occur of (i) a Transaction, (ii) a Qualified IPO in which the TRP Parties and the GSCP Parties (as each of these capitalized terms is defined in the Stockholders' Agreement) participate (either concurrently or as a secondary sale), (iii) a sale by the TRP Parties and the GSCP Parties of at least 50% of the Shares held by them in the aggregate or (iv) a recapitalization of the Company (each of (i), (ii), (iii) or (iv), an "Exit Event"), but, in the case of any such Exit Event, only if such action achieves at least a 20% IRR (calculated in accordance with Exhibit A) to the TRP Parties and the GSCP Parties Amount on a fully diluted basis. If an Exit Event occurs that does not result achieve a 20% IRR to the TRP Parties and the GSCP Parties Amount on a fully diluted basis, the Option shall, immediately prior to such Exit Event, be automatically cancelled without payment of consideration therefor.

            If the Participant's Employment is terminated by the Company for Cause, as defined in Section 3(b) below, the Option shall, whether or not vested, be automatically canceled without payment of consideration therefor.

            If the Participant's Employment with the Company terminates for any reason other than Cause, the Option shall be canceled by the Company without payment of consideration therefor.

      Exercise of Option.

            Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise the Option, to the extent then vested, at any time prior to the earliest to occur of:

                  the tenth anniversary of the Date of Grant;

                  one year following the date of the Participant's termination of Employment due to death or Disability; and

                  90 days following the date of the Participant's termination of Employment by the Company without Cause (other than due to Disability) or due to the Participant's resignation for any reason (including normal or early retirement).

            Definitions. For purposes of this Agreement:

                  "Cause" shall mean (A) the Participant's continued failure to perform the Participant's duties (other than as a result of the Participant's Disability or permitted leave of absence) for a period of 10 days following written notice by the Company to the Participant of such failure, (B) material dishonesty in the performance of the Participant's duties, (C) the Participant's conviction of, or plea of nolo contendere to, (x) a felony (other than a traffic violation) or (y) any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust, (D) the Participant's willful act or omission which is injurious to the financial condition or business reputation of the Company or its Affiliates or (E) the Participant's material breach of any employment agreement with the Company to which the Participant is a party or any noncompetition, confidentiality or intellectual property agreements or covenants relating to the Company or its Affiliates to which the Participant is a party or by which the Participant is otherwise bound; and

                  "Disability" shall mean (i) the Participant's "disability" as determined under the long-term disability plan in which the Participant participates, or (ii) if there is no such plan, the Participant's physical or mental incapacitation that makes the Participant unable, for a period of six months in any twelve-month period, to perform the Participant's duties.

            Method of Exercise.

                  Subject to Section 3(a), the Option may be exercised by delivering to the Company at its principal office written notice of intent so to exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the "Purchased Shares") and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer, provided, however, that with the consent of the Committee, payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price in respect of the

Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

                  Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied.

                  Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares.

                  In the event of the Participant's death, the Option shall, if then vested, remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) (and the term "Participant" shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

                  In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, become a party to a stockholders' agreement in the form then being used by the Company.

      No Right to Continued Employment; No Claims to Compensation.

            The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliates' right to terminate the Employment of such Participant.

            In consideration of the grant of the Option, the Participant acknowledges and agrees that the Participant has no claims relating to periods prior to the Date of Grant against the Company or any of its subsidiaries or Affiliates (or the predecessors of any of the foregoing) for unpaid cash compensation, other than (i) payment of unpaid base salary earned since the most recently ended payroll date and (ii) reimbursement of unreimbursed business expenses, any and all such claims (other than those contemplated by clause (i) or (ii)) being hereby waived.

      Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant's lifetime, the Option is exercisable only by the Participant.

      Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under, or with respect to, the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

      Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

      Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

      Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to principles of conflicts of laws.

      Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

      Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

                                         MICRON HOLDINGS, INC.
                                         By:______________________________

                                         Name:

                                         Title:

Agreed and acknowledged as
of the date first above written:

___________________________________
Participant's Name

                                    Exhibit A

In connection with an Exit Event, the Committee shall perform the following calculations:

                  Step 1) The Committee shall determine (i) the aggregate proceeds, including any cash, securities, partnership or limited liability company interests or other rights or property, that the TRP Parties and the GSCP Parties will receive in respect of their investment in the Company as a result of the transaction or transactions resulting in the Exit Event and (ii) the value of the remaining portion of their investment in the Company not disposed of in the transaction or transactions resulting in the Exit Event, implied by the value of the actual proceeds received as a result of the transaction or transactions resulting in the Exit Event (and treating such remaining portion as proceeds), in each case net of (a) any fees, costs or expenses incurred or paid by them and (b) any other payments required to be made by them, in each case in connection with the Exit Event (the "Net Transaction Proceeds").

                  Step 2) The Committee shall also determine the sum of all other proceeds (excluding any Net Transaction Proceeds) received by the TRP Parties and the GSCP Parties in respect of their investment in the Company, net of (a) any fees, costs or expenses incurred or paid by them and (b) any other payments made by them, in each case on or prior to the occurrence of the Exit Event in connection with the receipt of those proceeds (the "Net Historical Proceeds" and together with the Net Transaction Proceeds, the "Net Proceeds").

                  Step 3) The Committee shall then determine whether the amount by which the Net Proceeds in excess of the aggregate capital contributions made by the TRP Parties and the GSCP Parties to the Company on or prior to the Exit Event achieved an IRR (as of the consummation of the Exit Event) of at least 20% with respect to the investment in the Company by each of them (a "20% IRR").

The amount of "proceeds" received by the TRP Parties and the GSCP Parties shall be (a) in the case of cash received by them, the amount of such cash and (b) in the case of securities, partnership or limited liability company interests or other rights or property ("non-cash proceeds"), the fair market value of such non-cash proceeds as determined by the Committee.

In the event that one or more of the TRP Parties or the GSCP Parties transfers its or their interests prior to the occurrence of an Exit Event, the above calculations shall be calculated assuming it or they had not transferred such interests, had received all distributions and had made all contributions, in each case applicable to such interests subsequent to such transfer.

For purposes of this Exhibit A, "IRR" shall mean, with respect to an investment, the discount rate at which the net present value of all capital in-flows relating to such investment is equal to the net present value of all cash out-flows (whether from operating cash flow or capital transaction proceeds) from such investment. The TRP Parties and the GSCP Parties shall be deemed to have received a specified IRR in connection with an Exit Event with respect to capital contributions to the Company if, in connection with or prior to the Exit Event, they receive a return of all of such capital contributions made by them plus a cumulative return on such capital contributions at the specified rate per annum, compounded monthly, calculated commencing on the date on which such capital contributions are made and compounded monthly to the extent not paid on a current basis, taking into account the timing and amounts of all previous distributions made by the Company to them and the timing and amounts of all previous capital contributions made to the Company by them. In the event of an Exit Event that does not result in the disposition by the TRP Parties and the GSCP Parties of all of the interests in the Company held by them, IRR shall be determined on a hypothetical basis as if such a disposition had occurred, as described in Step 1. Any cash funding of the Company by the TRP Parties and the GSCP Parties, regardless of form (equity, debt or otherwise), shall be taken into account for purposes of calculating IRR.

All determinations by the Committee hereunder shall be determined in good faith.